EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt,Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES IMPROVED PROFIT
FOR FIRST QUARTER FISCAL 2013

MUSCATINE, Iowa (April 17, 2013) – HNI Corporation (NYSE: HNI) today announced sales for the first quarter ended March 30, 2013, of $442.3 million and net income of $1.4 million, or $0.03 per diluted share for the quarter, a three cent improvement from the prior year quarter.

First Quarter Summary Comments
"We are pleased with our performance and profit growth over prior year.  Strong operational execution, good cost control, and investment returns drove first quarter profit improvement while we continued to invest for long-term growth.  Sales increases in our hearth and supplies-driven businesses offset anticipated softness in our other office furniture businesses.  As expected, office furniture sales declined due to project delays related to the economic uncertainty in the fourth quarter of 2012 and continued reductions in federal government spending.  Continued growth in the new construction channel led the strong profit increase in our hearth business," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

First Quarter – GAAP Financial Measures
Dollars in millions except per share data	Three Months Ended
	3/30/2013	3/31/2012	Percent Change

Net sales	$442.3	$445.2	-0.7%
Gross profit	$147.8	$146.8	0.7%
Gross profit %	33.4%	33.0%
SG&A	$144.7	$144.6	0.0%
SG&A %	32.7%	32.5%
Operating income	$3.1	$2.2	39.9%
Operating income %	0.7%	0.5%
Net income (loss) attributable to HNI Corporation	$1.4	$(0.1)	1098.6%

Earnings per share attributable to HNI Corporation – diluted	$0.03	$(0.00)

First Quarter Results
•
Consolidated net sales decreased $2.9 million or 0.7 percent to $442.3 million.  Compared to prior year quarter, divestitures, partially offset by the acquisition of BP Ergo, resulted in a $1.9 million sales decline.

•
Gross margins were 0.4 percentage points higher than prior year primarily due to higher volume in the hearth products segment and increased price realization partially offset by lower volume and unfavorable mix in the office furniture segment.

•
Total selling and administrative expenses as a percent of net sales, including restructuring charges, increased 0.2 percentage points due to selling initiatives and higher incentive-based compensation partially offset by network realignment savings and lower restructuring costs.

•
The Corporation's first quarter results included $0.2 million of restructuring charges associated with previously announced shutdown and consolidation of office furniture manufacturing locations.  Included in the first quarter of 2012 was $1.2 million of restructuring and transition costs of which $0.3 million were included in cost of sales.

•	The provision for income taxes for the quarter reflects the effect of a retroactive extension of the 2012 research tax credit of $0.9 million, all of which was recognized in first quarter 2013.

First Quarter – Non-GAAP Financial Measures
(Reconciled with most comparable GAAP financial measures)

Dollars in millions Except per share data	Three Months Ended 3/30/2013			Three Months Ended 3/31/2012
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$147.8	$3.1	$0.03	$146.8	$2.2	$(0.00)
% of net sales	33.4%	0.7%		33.0%	0.5%

Restructuring and impairment	-	$0.2	$0.00	$0.2	$1.1	$0.01
Transition costs	-	-		$0.1	$0.1	$0.00

Results (non-GAAP)	$147.8	$3.2	$0.03	$147.1	$3.4	$0.01
% of net sales	33.4%	0.7%		33.0%	0.8%

Cash flow used in operations for the quarter was $30.0 million compared to $27.7 million for the same quarter last year.  Capital expenditures were $16.0 million in the first quarter of 2013 compared to $12.8 million in the first quarter of 2012.

Office Furniture – GAAP Financial Measures
Dollars in millions	Three Months Ended		Percent Change
	3/30/2013	3/31/2012
Sales	$365.8	$378.6	-3.4%
Operating profit	$8.7	$7.9	10.8%
Operating profit %	2.4%	2.1%

First Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended
Dollars in millions	3/30/2013	3/31/2012	Percent Change

Operating profit as reported (GAAP)	$8.7	$7.9	10.8%
% of Net Sales	2.4%	2.1%

Restructuring and impairment	$0.2	$1.1
Transition costs	-	$0.1

Operating profit (non-GAAP)	$8.9	$9.0	-2.0%
% of Net Sales	2.4%	2.4%

•
First quarter sales for the office furniture segment decreased $12.8 million or 3.4 percent to $365.8 million.  The change was driven by a decrease in the contract and international businesses partially offset by an increase in the supplies-driven channel.  Compared to prior year quarter, divestitures, partially offset by the acquisition of BP Ergo, resulted in a $1.9 million sales decline.

•
First quarter operating profit increased $0.8 million.  Operating profit was positively impacted by increased price realization, network realignment savings, lower incentive-based compensation and restructuring charges.  These were partially offset by lower volume and unfavorable mix.

Hearth Products
Dollars in millions	Three Months Ended		Percent Change
	3/30/2013	3/31/2012
Sales	$76.5	$66.6	14.8%
Operating profit	$3.6	$1.1	217.2%
Operating profit %	4.7%	1.7%

•	First quarter sales for the hearth products segment increased $9.9 million or 14.8 percent to $76.5 million driven by increases in both the new construction channel and the remodel/retrofit channel.
•
First quarter operating profit increased $2.5 million.  Operating profit was positively impacted by increased volume, higher price realization and lower input costs partially offset by increased investments in selling initiatives and higher incentive-based compensation.

Outlook
"I am encouraged by the gradual improvement in our markets and remain confident in our strategies to drive profit improvement while simultaneously investing for long-term profitable growth.  We enter the second quarter with good momentum and anticipate accelerating sales and profit improvement across our office furniture and hearth businesses.  We remain on track to grow sales and solidly increase profits in 2013.  I remain excited about our long-term investments and ability to deliver long-term shareholder value," said Mr. Askren.

The Corporation estimates sales growth between 5 to 8 percent in the second quarter over the same period in the prior year.  Non-GAAP earnings per diluted share are anticipated in the range of $0.22 to $0.27 for the second quarter, which excludes restructuring charges and transition costs.  For the full year, the Company is narrowing its estimate of non-GAAP earnings per diluted share to the range of $1.30 to $1.45, which excludes restructuring charges and transition costs.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Thursday, April 18, 2013 at 10:00 a.m. (Central) to discuss first quarter 2013 results.  To participate, call 1-877-512-9166 – conference ID number 27006491.  A live webcast of the call will be available on HNI Corporation's website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the website address above.  An audio replay of the call will be available until

Thursday, April 25, 2013, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 27006491.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Artco-Bell™, Midwest Folding Products™, LSI Corporation of America™, ERGO®, Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges and transition costs.  Non-GAAP EPS is calculated using the Corporation's overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the second quarter and full fiscal year 2013.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

Forward-looking Statements

This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the second quarter and full year fiscal 2013.  In addition, forward-looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations
	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 30, 2013	Mar. 31, 2012
Net Sales	$442,297	$445,212
Cost of products sold	294,515	298,385
Gross profit	147,782	146,827
Selling and administrative expenses	144,556	143,734
Restructuring and impairment charges	156	897
Operating income	3,070	2,196
Interest income	152	179
Interest expense	2,668	2,614
Income (loss) before income taxes	554	(239)
Income taxes	(625)	(86)
Net income (loss)	1,179	(153)
Less: Net income attributable to the noncontrolling interest	(229)	(12)
Net income (loss) attributable to HNI Corporation	$1,408	$(141)
Net income (loss) attributable to HNI Corporation common shareholders – basic	$0.03	$(0.00)
Average number of common shares outstanding – basic	45,154,764	45,151,526
Net income (loss) attributable to HNI Corporation common shareholders – diluted	$0.03	$(0.00)
Average number of common shares outstanding – diluted	45,719,878	45,151,526

Unaudited Condensed Consolidated Balance Sheet
Assets			Liabilities and Shareholders' Equity
	As of			As of
(Dollars in thousands)	Mar. 30, 2013	Dec. 29, 2012		Mar. 30, 2013	Dec. 29, 2012
Cash and cash equivalents	$30,910	$41,782	Accounts payable and
Short-term investments	7,251	7,250	accrued expenses	$332,931	$390,958
Receivables	194,762	213,490	Note payable and current
Inventories	106,669	93,515	maturities of long-term debt	49,169	4,554
Deferred income taxes	21,723	21,977	Current maturities of other
Prepaid expenses and			long-term obligations	2,834	373
other current assets	31,673	26,926
Current assets	392,988	404,940	Current liabilities	384,934	395,885

			Long-term debt	150,132	150,146
			Capital lease obligations	198	226
			Other long-term liabilities	58,360	57,281
Property and equipment – net	244,381	240,490	Deferred income taxes	57,107	55,433
Goodwill	288,348	288,348
Other assets	147,013	145,853	Parent Company shareholders'
			equity	421,847	420,359
			Noncontrolling interest	152	301
			Shareholders' equity	421,999	420,660
			Total liabilities and
Total assets	$1,072,730	$1,079,631	shareholders' equity	$1,072,730	$1,079,631

Unaudited Condensed Consolidated Statement of Cash Flows
	Three Months Ended
(Dollars in thousands)	Mar. 30, 2013	Mar. 31, 2012
Net cash flows from (to) operating activities	$(30,021)	$(27,698)
Net cash flows from (to) investing activities:
Capital expenditures	(16,044)	(12,817)
Other	(753)	(447)
Net cash flows from (to) financing activities	35,946	24,670
Net increase (decrease) in cash and cash equivalents	(10,872)	(16,292)
Cash and cash equivalents at beginning of period	41,782	72,811
Cash and cash equivalents at end of period	$30,910	$56,519

Business Segment Data
	Three Months Ended
(Dollars in thousands)	Mar. 30, 2013	Mar. 31, 2012
Net sales:
Office furniture	$365,832	$378,604
Hearth products	76,465	66,608
	$442,297	$445,212

Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$8,856	$8,752
Restructuring and impairment charges	(156)	(897)
Office furniture – net	8,700	7,855
Hearth products	3,591	1,132
Total operating profit	12,291	8,987
Unallocated corporate expense	(11,737)	(9,226)
Income before income taxes	$554	$(239)

Depreciation and amortization expense:
Office furniture	$8,823	$8,561
Hearth products	1,393	1,565
General corporate	873	695
	$11,089	$10,821

Capital expenditures – net:
Office furniture	$10,644	$9,191
Hearth products	1,057	376
General corporate	4,343	3,250
	$16,044	$12,817

	As of Mar. 30, 2013	As of Mar. 31, 2012
Identifiable assets:
Office furniture	$697,278	$660,443
Hearth products	254,925	256,772
General corporate	120,527	119,775
	$1,072,730	$1,036,990

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